As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGANON & CO.

(Exact name of registrant as specified in its charter)

Delaware	46-4838035
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

30 Hudson Street, Floor 33
Jersey City, NJ 07302

(551) 430-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Organon & Co. 2021 Incentive Stock Plan, as Amended

(Full title of the plan)

Kirke Weaver
General Counsel and Corporate Secretary
30 Hudson Street, Floor 33
Jersey City, NJ 07302
(551) 430-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Registration Statement (No. 333-256757) on Form S-8 (the “Original Registration Statement”) filed by Organon & Co. (the “Company”) on June 3, 2021 relating to the offer, issuance, and/or sale of common stock, par value $0.01 per share (the “Common Stock”) under the Organon & Co. 2021 Incentive Stock Plan (as amended, the “Plan”). This registration statement is being filed to register an additional 7,800,000 shares of Common Stock available for issuance under the Plan. In accordance with General Instruction E to Form S-8, this registration statement consists only of the following: the facing page; this page; required opinions and consents; the signature page; and the additional information required in this registration statement that was not in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025;

b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 2, 2025;

c)	the Company’s Current Reports on Form 8-K, filed on January 21, 2025, April 15, 2025, May 1, 2025, and May 27, 2025.

d)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed on April 25, 2025, incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024; and

e)	the description of the Common Stock contained in the Company’s Information Statement, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-40235), under the heading “Description of Capital Stock”, including any amendments or reports filed for purposes of updating such description, including Exhibit 4.2 to the Company’s Annual Report on Form 10-K (File No. 001-40235), filed on March 21, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in, or deemed to be a part of, this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

5.1*	Opinion of Kirke Weaver, General Counsel and Corporate Secretary of the Company

10.1	Organon & Co. 2021 Incentive Stock Plan (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on June 3, 2021)

10.2	Amended and Restated Organon & Co. 2021 Incentive Stock Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 25, 2025)

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Kirke Weaver, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

107.1*	Filing Fee Tables

*            Filed herewith.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

1.	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jersey City, New Jersey, on June 13, 2025.

Organon & Co.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Ali, Matthew Walsh and Kirke Weaver, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this registration statement in the capacities and on the date(s) indicated.

Signature	Title	Date
/s/ Kevin Ali Kevin Ali	Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2025

/s/ Matthew Walsh Matthew Walsh	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2025

/s/ Carrie Cox Carrie Cox	Chair of the Board	June 13, 2025

/s/ Robert Essner Robert Essner	Director	June 13, 2025

/s/ R. Alan Ezekowitz R. Alan Ezekowitz	Director	June 13, 2025

/s/ Helene D. Gayle Helene D. Gayle	Director	June 13, 2025

/s/ Rochelle B. Lazarus Rochelle B. Lazarus	Director	June 13, 2025

/s/ Deborah R. Leone Deborah R. Leone	Director	June 13, 2025

/s/ Phillip Ozuah Phillip Ozuah	Director	June 13, 2025

/s/ Cynthia M. Patton Cynthia M. Patton	Director	June 13, 2025

/s/ Grace Puma Grace Puma	Director	June 13, 2025

/s/ Shalini Sharp Shalini Sharp	Director	June 13, 2025